Exhibit 10.15

TRIPLE NETCOMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is made by and entered into between Pink Parrotfish, LLC, whose address is 7366 E 119th St. S., Bixby, Oklahoma 74008 (hereinafter the “Landlord”), and Advanced Container Technologies, Inc., whose address is 1620 Commerce St, Corona, California 92878(hereinafter the “Tenant”).

The primary term of this Lease shall be 1 years commencing on the 4/1/2021 and ending on 3/31/2022 at 11:59 PM (the ‘‘Term”) upon the following terms, conditions and covenants:

THE PREMISES: The Landlord does hereby lease to the Tenant, and the Tenant does hereby lease from the Landlord the premises located at 579 N. 151st E. Ave, Tulsa, Oklahoma 74116the “Leased Premises” or “Premises”) in the County of, County Tax Map # , Parcel # containing approximately 6,000 square feet of real estate with all improvements located therein. The description of the Lease Premises is as follows:

6,000 square foot office and warehouse, 1,000 square foot office, two restrooms and eight 16’ X 16’ bay doors.

USE OF PREMISES: The Premises shall be used only as or for the purpose of:

Sales, Storage & Distribution.

RENT/LEASE. PAYMENTS: The Tenant agrees to and shall pay monthly installment payments to the Landlord at 7366 E 119th St S, Bixby, Oklahoma 74008, or at such other address that the Landlord shall designate in writing, as rent or lease payment for the Premises as follows:

Tenant shall pay to the Landlord the annual base amount of $66,000.00 payable in twelve (12) equal monthly installment payments of $5,500.00, due and payable on the first of each month.

Any payments received after the aforementioned day shall be deemed late and delinquent. Should the Landlord not receive payment by the fifth day of the month in which the payment is due, the Tenant shall pay a late charge of $10.00.

In the event a check for rent or lease payment is returned for insufficient funds (NSF), the Tenant shall pay a return check fee in the amount of $45.00, and the Landlord shall reserve the right to only accept further payments made in certified funds (e.g. certified check or money order).

OPTION TO EXTEND LEASE TERM: If the Tenant is not in default under the terms and conditions of this Agreement, the Tenant shall have the option to renew this Agreement for the extended term of 1 year (“Renewal Term”). If the Tenant chooses to exercise this renewal option, the Tenant shall provide to the Landlord written notice of Tenant’s intention to renew at least 60 days prior to the expiration of the initial Lease Term. The Renewal Term shall continue upon the same terms and conditions in this Agreement, except the new annual base rate for the first year of the Renewal Term shall be $66,000.00 payable in twelve (12) equal monthly installment payments of $5,500.00 per month. In the event that the Tenant does not wish to extend the Lease and instead desires to vacate the Premises, then the Tenant shall provide the Landlord with 60 days advance written notice of intent to vacate. Advance notice shall be provided to ensure termination ensues at the end of the month.

HOLDING OVER: Failure of the Tenant to surrender the Leased Premises at expiration of this Lease, or any Renewal Term thereof, constitutes a “hold over” event which shall be construed as a “tenancy-at-will” or a month-to-month lease at the rate of $5,500.00 per month, until such time as the Tenant completes a proper renewal as stated in this Agreement or provides proper notice of intent to vacate.

TRIPLE NET LEASE: The parties intend that this Lease be a net, net, net lease (or “Triple Net Lease”). Therefore, in addition to Tenant’s payment of Base Rent, Tenant shall be obligated to pay, and shall pay, all taxes or other assessments upon the Premises, insurance premiums, repairs and maintenance costs (except for obligations which are expressly identified as Landlord’s responsibility in this Agreement), any and all costs, charges and obligations which may arise due to any easement, maintenance agreement, common area agreement, or the like, as well as the Operating Costs and all Utility expenses for utility services provided to the Premises, in addition to all sewer and water charges, security, or any other expenses or charges related to the Premises, all of which are the responsibility of Tenant regardless of whether the expense or charge is specifically mentioned herein. The costs and expenses identified in this Section are not intended to be an exhaustive or exclusive list of Tenant’s obligations, which are specifically described below, but are merely intended to provide a description of the types of costs and expenses for which Tenant will be obligated under the Lease. Tenant shall do all acts and make all payments connected with or arising out of its use and occupation of the Premises to the end that Landlord shall receive all rent provided for herein free and undiminished by any expenses, charges, fees, taxes and assessments, and Landlord shall not be obligated to perform any acts or be subject to any liabilities or to make any payments, except as otherwise specifically and expressly provided in this Agreement. All of the said charges, costs and expenses shall constitute Rent or Lease payment, and upon the failure of the Tenant to pay any such costs, charges or expenses, the Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent or make lease payments. Any present or future law to the contrary shall not alter this agreement of the parties.

SECURITY. DEPOSIT: Concurrently with the execution of this Lease, the Tenant shall deliver to the Landlord the amount of $0.00 as security for the performance of the Tenant of every covenant and conditions of this Lease (the “Security Deposit”). Said Security Deposit may be co-mingled with other funds of the landlord and shall bear no interest.

In the event that the Tenant defaults with respect to any covenant or condition of this Lease, including, but not limited to the payment of Rent, the Landlord reserves the option and right to apply some or all of the paid Security Deposit to the payment of any sum in default or any sum which the Landlord may be required to spend by reason of Tenant’s damage or default. If any portion of the Security Deposit is so applied, the Tenant, upon demand by the Landlord, shall deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount.

Tenant’s compliance with all the covenants and conditions of this Lease shall ensure the return of the Security Deposit, or any balance thereof, to the Tenant promptly after expiration of the term of this Agreement.

POSSESSION: The Tenant shall take possession of the premises on 4/1/2020, unless otherwise stipulated. The Landlord shall use due diligence to ensure Tenant is provided possession of the premises at the beginning of the Term of this Lease Agreement. The first month’s rent shall be prorated for the period of any delay in providing or turning over possession of the premises to the Tenant; however, the length of the term of this Agreement shall not be extended as a result of any such delay. The Tenant shall bring no claim against the Landlord for any delay in obtaining possession. In the event that the Tenant fails to take possession of the premises within 30 days after the beginning of this Lease, then the Landlord retains the right to terminate this Agreement.

INSURANCE ON PREMISES: The Tenant shall obtain and pay for, at his/her own cost and expense, fire and extended coverage casualty insurance for the building and other improvements on the leased premises, with such comprehensive or so called “all-risk” endorsements and in such amounts as the Landlord may, from time to time, deem reasonably necessary, and showing the Tenant, the Landlord and the Landlord’s Lender or Lien Holder, if any, as the insured parties. Tenant shall also obtain and pay for loss of rent coverage. The Tenant shall at all times keep said insurance in force and effect and shall provide to the Landlord copies of said policies or certificates evidencing said coverage. The policies shall be in form and content reasonably required by the Landlord, shall be issued by an insurance company approved by the Landlord and shall contain a clause that the Tenant will not cancel, materially modify or fail to renew said insurance without first providing to the Landlord 60 days advance written notice. If the Tenant fails to keep said insurance in effect, the Tenant shall be in default hereunder, and the Landlord may, at his/her option, immediately obtain insurance coverage as provided for herein and charge the Tenant for the cost thereof.

TENANT’S INDEMNITY & LIABILITY INSURANCE The Tenant shall at all times indemnify, defend and hold the Landlord harmless from all loss, liability, costs, damage and expenses that may occur or be claimed with respect to any person or persons, property on or about the Premises or to the Premises resulting from any act done or omission by or through the Tenant, the Tenant’s agents, employees, staff, invitees or any person on the Premises by reason of the Tenant’s use or occupancy, or resulting from the Tenant’s non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom. Tenant shall maintain at all times during the Lease Term comprehensive general liability insurance with an insurance company that is licensed to do business in the state in which the Premises are located and is satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than $1,000,000.00 for injury or $1,000,000.00 for death of persons and $100,000.00 for property damage. During the lease term, Tenant shall furnish the Landlord with a certificate or certificates of insurance, in a form acceptable to the Landlord, covering such insurance so maintained by the Tenant and naming the Landlord and Landlord’s mortgagee or lien holder, if any, as additional insureds.

LANDLORD’S INDEMNITY & LIABILITY INSURANCE Landlord shall at all times indemnify, defend and hold the Tenant harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, property on, about or to any Common Areas resulting from any act done or omission by or through the Landlord, Landlord’s agents, employees, staff, invitees or any person in or on the Common Areas. The Landlord shall maintain at all times during the lease term comprehensive general liability insurance with an insurance company satisfactory to the Tenant, properly protecting and indemnifying the Tenant with single limit coverage of not less than $1,000,000.00 for any injury or $1,000,000.00 for death of persons and $100,000.00 for property damage.

TAXES: Tenant shall pay during the term of this Lease the real estate taxes and special taxes and assessments (collectively the “taxes”) attributable to the Premises and accruing during such term. Tenant, at Landlord’s option, shall pay to the Landlord said taxes on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for taxes. Taxes for any fractional calendar year during the term hereof shall be prorated. In the event the Tenant does not make any tax payment required hereunder, Tenant shall be in default of this Lease.

TAXES ON LEASEHOLD: Tenant shall also be responsible for and shall pay before delinquency all municipal, county, or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in, upon, or about the Premises by the Tenant.

OPERATING EXPENSES: It is the intention of the parties, and they hereby agree, that this shall be a triple net Lease, and the Landlord shall have no obligation to provide any services, perform any acts or pay any expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises, and Tenant hereby agrees to pay one hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Lease in accordance with specific provisions hereinafter set forth. The term “Operating Expenses” shall include all costs to Tenant of operating and maintaining the Premises and related parking areas, and shall include, without limitation, real estate and personal property taxes and assessments, management fee, heating, electricity, water, waste disposal, sewage, operating materials and supplies, service agreements and charges, lawn care, snow removal, re-striping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, and all other direct operating costs of operating and maintaining the Premises and related parking areas, unless expressly excluded from the operating expenses.

Notwithstanding the foregoing definition of “Operating Expenses” and Tenant’s obligations in relation thereto, these shall not include:

1.	any expense chargeable to a capital account or capital improvement, ground leases, or principal or interest payments on any mortgage or deed of trust on the Premises;
2.	any amount for which Landlord is reimbursed through insurance, or by a third party;
3.	repair costs occasioned by fire, windstorm or other casualty;
4.	any construction, repair or maintenance expenses or obligations that are the sole responsibility of the Landlord (not to be reimbursed by the Tenant);
5.	leasing commissions and other expenses incurred in connection with leasing any other area located on the Premises to any other party;
6.	any expense representing an amount paid to an affiliate or subsidiary of the Landlord which is in excess of the amount which would be paid in the absence of such relationship; and
7.	costs of items and services for which the Tenant reimburses or pays any third party directly.

ASSIGNMENT AND SUBLETTING: The Tenant shall not assign, transfer or encumber this Lease and shall not sublease the Premises, or any part thereof, or allow any other person to be in possession thereof without prior written consent of the Landlord, in each and every instance. Said consent shall not be unreasonably withheld by the Landlord. For the purpose of this provision, any transfer of a majority or controlling interest in Tenant (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Tenant s assets or otherwise, or by operation of law, shall be deemed an assignment of this lease. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Lease.

CONDITION OF PREMISES: Tenant acknowledges that it has had the opportunity to inspect the Premises and, with the exception of any notations or provisions herein provided, the Tenant accepts the Premises in its present condition. At the end of the lease term, except for any damages caused by fire or other perils, Tenant, at its expense shall (i) surrender the Premises in the same or similar condition as existed at the time the Premises were accepted and possession taken by the Tenant, subject to reasonable wear resulting from uses permitted hereunder, and further subject to Tenant’s obligations; (ii) have removed all of the Tenant’s property from the Premises; (iii) have repaired any damages to the Premises caused by the removal of the Tenant s Property; and (iv) leave the Premises free of trash, waste, dirty and debris and the Premises in good and reasonable condition. The Landlord shall have the right to perform a walkthrough prior to the Tenant vacating the Premises to ensure premise complies with the aforementioned requirements.

LANDLORD’S RIGHT OF ENTRY: Landlord or Landlord’s agent shall have the right of entry at reasonable hours to inspect or show the Premises to a prospective lender or lien holders and purchasers, and to perform or provide anything that the Landlord may be required to perform or provide hereunder, or which the Landlord may deem necessary for the good or benefit of the Premises or any building of which they are a part. Moreover, as of and during the last ninety (90) days of this Lease, the Landlord shall have the right to post and/or display a “For Rent” sign on the Premises.

EXCLUSION OF TENANT: Landlord may not intentionally prevent the Tenant from entering the Leased Premises except by judicial process unless the exclusion results from: (i) bona fide repairs, construction, or an emergency; (ii) removing the contents in the Premises abandoned by Tenant; or (iii) changing door locks in the event the Tenant is delinquent in paying rent as stated in this Agreement. In that event, Landlord or Landlord’s agent must then place a written notice on Tenant’s front door stating the name and address or telephone number of the company or the individual from whom the key may be obtained. The new key is required to be provided only during Tenant’s regular business hours.

SIGNS AND ADVERTISEMENTS: The Tenant shall not place upon, nor permit to be placed upon any part of the Premises, any signs, billboards or advertisements whatsoever, or paint the exterior walls of the building without the advance written consent of the Landlord. The Landlord shall have the right to remove any sign(s) which have not been approved in order to maintain the Leased

Premises or to make any repairs or alterations thereto. All permitted signage placement and/or removal shall be at the Tenant’s sole cost and expense.

FORCE MAJEURE: in the event that the Landlord or Tenant is unable to reasonably perform its obligations under this Agreement as a result of a natural disaster, war, terrorist activities, strike, lockout, labor issues, civil commotion, or any other event beyond the control of the Landlord or Tenant, with the exception for non-availability of funds, the party shall not be in breach of this Agreement if the party diligently performs its obligations after the end of the force majeure event. The non-performing party shall give written notice to the other party as soon as reasonably practicable in the event of non-performance due to a force majeure event.

In the event that during the term of this Agreement, the Premises shall be destroyed or so damaged by fire or other casualty as to become uninhabitable or unusable, then in such event, at the option of the Landlord, this Lease shall terminate from the date of such damage and/or destruction. The Landlord shall exercise this option to terminate this Lease by delivering written notice to the Tenant within 30 days after the occurrence of such damage and/or destruction. Upon such notice, the Tenant shall immediately surrender the Premises and all interest therein to the Landlord, and the Tenant shall pay rent only to such time when the damages and/or destruction occurred. In the event that the Landlord does not elect to terminate this Lease, this Lease shall therefore continue in full force and effect, and the Landlord shall expeditiously make any and all necessary repairs to the Premises as needed, placing the same in as good condition as it was prior to the occurrence of damage or destruction.

WAIVER OF SUBROGATION: As part of the consideration for this Lease, each of the parties hereby releases the other party from all liability for damage due to any act or neglect of the other party occasioned to the property owned by said parties which is or might be incident to or the result of fire or other casualty against loss for which either of the parties is now carrying or hereafter carry insurance; provided however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties, and the parties further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contain in this paragraph.

PERSONAL PROPERTY: The Landlord shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of the Tenant in or about the Premises.

ALTERATIONS: Any and all alterations, additions or improvements, except trade fixtures, installed at the expense of the Tenant shall become the property of the Landlord and shall remain upon and shall be surrendered with the Leased Premises as a part thereof upon termination of this Lease. Such alterations, additions, or improvements may only be made with the prior written consent and approval of the Landlord, which shall not unreasonably withhold said consent. If consent is granted by the Landlord for the making of improvements, alterations or additions to the Leased Premises, such improvements, alterations or additions shall not commence until such time as the Tenant has furnished the Landlord with a copy of all plans and a certificate of insurance showing coverage in an amount satisfactory to the Landlord protecting the Landlord from liability for injury to any person and damage to any personal property, on or off the Leased Premises, in connection with the making of such improvements, alterations or additions.

No cooling tower, equipment, or structure of any kind shall be placed on the roof or elsewhere on the leased premises by the Tenant without prior written permission of the Landlord. If such permission is granted, such work or installation shall be done at the Tenant’s expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure temporarily so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at the Tenant’s expense and repair, also at the

Tenant’s expense, any damage which may result from such removal or reinstallation. Upon termination of this Lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by the Landlord. Tenant shall promptly repair, at its expense, any damages resulting from such removal.

At the termination of this Lease, Tenant shall deliver the Leased Premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation of trade fixtures shall be repaired at the Tenant’s expense prior to the expiration of the Lease Term. All alterations, improvements, additions and repairs made by the Tenant shall be made in good and workmanlike manner.

FIXTURES: With the exception of Tenant’s personal property and trade fixtures, all buildings, repairs, alterations, additions, improvements, installation and other non-trade fixtures installed or erected on the Premises, whether by or at the expense of the Landlord or Tenant, shall belong to the Landlord and shall remain on and be surrendered with the Premises at the expiration or termination of this Lease. However, the Landlord shall retain the option to permit the Tenant to remove any alterations or improvements prior to the expiration of this Lease and return the Premise to its original condition.

UTILITIES & SERVICES: The Tenant shall furnish and pay for all of the following and any other utilities deemed necessary by the Tenant at the Premises:

Electricity, Gas, Water and Sewer

INTERRUPTION OF UTILITIES: Landlord or Landlord’s agent may not interrupt or cause the interruption of utility services paid directly to the utility company by the Tenant unless interruption results from bona fide repairs, construction, or an emergency. If any utility services furnished by the Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy the same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant’s employees, agents, or guests and same shall not be construed as grounds for constructive eviction or abatement of rent. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

LEGAL REQUIREMENTS: The Tenant shall comply with all laws, orders, ordinances and other public requirements now and hereafter affecting the Premises or the use thereof, and the Tenant shall indemnify, defend and hold harmless the Landlord from any expense or damage resulting from Tenant’s failure to do so.

REPAIRS AND MAINTENANCE: The Landlord shall maintain the foundation, exterior walls (with the exception of glass; windows; doors; door closure devices; window and door frames; molding; locks and hardware) and exterior painting or other treatment of exterior walls, and the roof of the Leased Premises in good repair except that the Landlord shall not be required to make any repairs resulting from the negligence or acts of negligence on behalf of the Tenant, its staff, employees, sublessees, licensees and concessionaires. The Tenant shall be responsible for maintenance of the common areas and common area equipment and furnishings. Any such repairs and/or maintenance for which the Landlord would be responsible, the Tenant agrees to provide Landlord with written notice of the needed repairs and/or maintenance, and Landlord shall ensure that any repairs and/or maintenance covered hereunder shall be made and completed within a reasonable time frame. Tenant shall notify the Landlord of any emergency repairs to be made. Tenant shall keep the interior of the leased Premises in good, clean and workable condition and shall, at its sole expense, make all needed repairs and replacements, including replacement of cracked or broken glass, windows, doors, door closure devices, door and window frames, molding, locks and hardware, except for repairs and replacements required to be made by the Landlord under this section.

In the event that any repairs required to be made by the Tenant hereunder are not made within 30 days after written notice delivered to the Tenant by the Landlord, the Landlord shall reserve the right and option to make or have said repairs made without liability to the Landlord for any loss or damage which may result by reason of such repairs, and the Tenant shall pay to the Landlord, upon demand as additional rent hereunder, the cost of such repairs. At the termination of this Lease, Tenant shall deliver the Leased Premises in good order and condition, normal wear and tear excepted. Normal wear and tear meaning the deterioration which results from normal use and not as an act of carelessness, neglect, accident or abuse.

EMINENT DOMAIN: In the event that the Premises are taken under the power of eminent domain, or a conveyance in lieu thereof by any authority having the right of condemnation, or if a portion thereof is taken so that the Premises are unsuitable, in the Tenant’s reasonable opinion, for Tenant’s use, then the term of this Lease shall terminate as of the date that title vests in the acquiring authority; the rent and other charges shall be adjusted as of the date of such taking. In such case, the Landlord shall be entitled to the proceeds of any condemnation award. Nothing herein shall be construed to prevent the Tenant from separately pursuing a claim against the condemning authority for its independent loss or damages to the extent available, provided however, that no award made to or on behalf of the Tenant shall reduce, limit, or restrict the award to the Landlord, and no allocation of the Landlord’s award in condemnation shall occur. The Tenant shall have no claim against the Landlord for the value of the unexpired term of this Lease. Should any part of the Premises be taken in the exercise of eminent domain or a conveyance in lieu thereof or in connection therewith, but not such as to render the Premises unsuitable for the operation of Tenant’s business, this Lease shall continue on the same terms and conditions except that the description of the Premises or the real estate taken shall be modified to reflect such taking. In the event this Lease does not terminate by reason of such taking, the condemnation proceeds from the ‘Demised Premises’ will first be used to restore the Premises to a position of occupancy by the Tenant. The balance of such condemnation proceeds from the Premises, if any, shall belong to the Landlord.

TENANT’S DEFAULT AND REMOVAL OF ABANDONED PROPERTY: In the event that the Tenant abandons the Premises or otherwise defaults in the performance of any obligations or covenants herein, the Landlord may enforce the performance of this Lease in any manner provided by law. This Lease may be terminated at the Landlord’s discretion if such abandonment or default continues for a period of 35 days after the Landlord notifies the Tenant of such abandonment or default, and of Landlord’s intention to declare this Lease terminated. Such notice shall be sent by the Landlord to the Tenant at the Tenant’s last known address by certified mail, if Tenant has not completely removed or cured the default within the 35 day period, this Lease shall terminate. Thereafter, Landlord or its agents shall have the right without further notice or demand to enter the Leased Premises as stated herein, and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of any rent shall become due and payable. For the sole purpose of this section, Tenant is presumed to have abandoned the Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant’s business. Landlord shall have the right to store any property of Tenant that remains on the abandoned Premises and, in addition to Landlord’s other rights, may dispose of the stored property if the Tenant does not claim the property within 10 days after the date that the property is stored, provided Landlord delivers notice by certified mail to Tenant.

DEFAULT & REMEDIES: Landlord shall have the following remedies if Tenant breaches this Agreement or commits an act resulting in default of same. These remedies are not exclusive, they are cumulative and in addition to any remedies now or later allowed by law.

RE-ENTRY: Upon the happening of any event of default Landlord may, at any time thereafter, do the following:

(a)	Either with or without notice of demand, declare the Lease term ended and re-enter the Premises or any part thereof, either with or without process of law, and expel or remove Tenant therefrom and all parties occupying the same or any of them, using force as may be necessary so to do, and again repossess and enjoy the Premises without prejudice to any remedies that Landlord may otherwise have by reason of the breach hereof; or
(b)	Re-enter the Premises at its option without declaring the Lease Term ended and relet the whole or any part therefor for the account of Tenant on such terms and conditions and at such rent as Landlord may deem proper, collecting such rent and applying it on the amount due from Tenant hereunder. The expense of such reletting (including expense of alteration and special inducements to the new tenant) and any other damage or expense sustained thereby, Landlord will recover from Tenant the difference between the proceeds of such reletting and the amount of rentals reserved hereunder, and Tenant agrees to pay said amount upon demand.

DAMAGES: Should Landlord terminate this Lease by reason of any breach thereof by Tenant, Landlord may thereupon recover from Tenant the value at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved herein for the balance of said Lease Term over the then reasonable rental value of the Premises for the same period. Landlord shall not, by any re-entry or other act, be deemed to have terminated this Lease or the liability of Tenant for the total rent hereunder or any installment thereof then due or thereafter accruing or for damages unless Landlord shall notify Tenant in writing that Landlord has so elected to terminate the Lease.

LANDLORDS RIGHT TO CURE TENANT’S DEFAULT: Landlord, at any time after Tenant commits a default, can cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid.

WAIVER: The rights and remedies of the Landlord under this Lease, as well as those provided by law, shall be cumulative, and none shall be exclusive of any other rights or remedies. A waiver by the Landlord of any breach or default of the Tenant shall not be deemed or construed to be a continuing waiver of such breach or default, nor as a waiver of or permission, expressed or implied, for any subsequent breach or default. It is agreed that the acceptance by the Landlord of any installment of rent subsequent to the date the same should have been paid shall not alter the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date. Receipt by Landlord of partial payment after Tenant’s default shall not be construed to be, or constitute, a cure of any such default. No receipt of money by Landlord before or after the termination of this Lease shall in any way reinstate, continue or extend the term above demised.

TOXIC OR HAZARDOUS MATERIALS: Tenant shall not store, use or dispose of any toxic or hazardous materials in, on or about the Premises without the prior written consent of Landlord. Tenant, at its sole cost, shall comply with all laws relating to Tenant’s storage, use and disposal of hazardous or toxic materials. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the Tenant’s storage, use or disposal of any toxic or hazardous material in, on or about the Premises including, but not limited to, removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of toxic or hazardous materials on the Premises. Tenant’s obligations under this paragraph shall survive the termination of this Lease.

GOVERNING LAWS: This Agreement shall be construed under and in accordance with the laws of the State of Oklahoma.

COMPLIANCE WITH LAWS AND REGULATIONS: Tenant shall, at its own expense, comply with all laws, orders, codes and requirements of all government entities with reference to the use and occupancy of the Leased Premises. Tenant and Tenant’s agents, employees, and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the Leased Premises as required by the Landlord or by any applicable laws. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased Premises, provided same are in writing and are not in conflict with this Lease.

NOTICES: Any notice hereunder shall be sufficient if sent by certified mail, addressed to the Tenant at the Premises, and to the Landlord where rent is payable.

SUBORDINATION OF LEASE TO MORTGAGES: This Lease shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the Premises; provided, however, that with regard to any pledge or mortgage executed by the Landlord, Landlord shall use its best efforts to provide to the Tenant a non-disturbance agreement from any mortgagee or other lien holder of Landlord’s interest in the Premises. Such non-disturbance agreement shall be in form and content reasonably acceptable to Tenant and Landlord’s mortgagee or other lien holder, together with a representation that the Landlord is not in default of any of the terms of any such mortgage or security agreement as of the date thereof. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee. The Tenant hereby irrevocably appoints the Landlord as Tenant’s attorney-in-fact to execute and deliver such instrument for the Tenant. Provided, however, and notwithstanding the foregoing provisions hereof, upon foreclosure of the mortgage with the mortgagee succeeding to the rights of the Landlord, the Tenant shall, at the option of said mortgagee, be bound to the mortgagee under all of the terms of the Lease for the balance of the term hereof remaining with the same force and effect as if the mortgagee were the Landlord under the Lease, and the Tenant hereby attorns to the mortgagee as its Landlord, such attornment to be effective and self-operative if the mortgagee so elects. In no event, however, shall the mortgagee be liable for any act or omission of any prior Landlord, be subject to any offsets or defenses which Tenant might have against any prior Landlord, or be bound by any rent or additional rent which the Tenant might have paid to any prior Landlord for more than the current month.

SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the. benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant,

QUIET POSSESSION: Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on the Tenant’s part to be kept and performed, that Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, it being expressly understood and agreed that the aforementioned covenant of quiet enjoyment shall be binding upon the Landlord, its heirs, successors or assigns, but only during . such party’s ownership of the Premises. Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease,

BANKRUPTCY: Neither this Lease, nor any interest therein, nor any estate hereby created, shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Lease Term or any renewal thereof,

PRIOR AGREEMENTS SUPERSEDED: This Agreement constitutes the sole and only agreement of the parties to this Lease and supersedes any prior understandings, whether written or oral, between the parties respecting the subject matter of this Lease.

AMENDMENT: No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof and duly executed by all parties to this Agreement.

HEADINGS: The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. If there be more than one Tenant name herein, the provisions of this Lease shall be applicable to and binding upon all such Tenants, jointly and severally.

ADDITIONAL INSTRUMENTS: The parties hereto will execute any and all additional document or instruments that may be necessary or convenient to carry out the intent and purposes of the parties to this Agreement.

IN WITNESS WHEREOF, the parties hereunto subscribe their names to this instrument on this 3/23/2021.

LANDLORD

/s/ Ryan Coulter                                                         3/23/21

(Landlord Signature)

Landlord Telephone: 915-344-1936

Landlord Email:

TENANT

/s/ Jeffory Carlson, CFO                                           3/23/21

(Landlord Signature)

Tenant Telephone:

Tenant Email: jeff@advancedcontainertechnologies.com